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                                                                   EXHIBIT 10.6

                  AMENDMENT TO SECURITIES PURCHASE AGREEMENT

     This is an amendment (this "Amendment"), dated as of January 14, 1999, to the Securities Purchase Agreement (the "Purchase Agreement") dated as of July 28, 1998 among ACCESS Radiology Corporation (the "Company") and the Investors listed on the signature pages of the Purchase Agreement.

     The parties agree as follows:

     1. Capitalized terms used in this Amendment and not otherwise defined have the meanings set forth in the Purchase Agreement.

     2. A new subsection (c) is added to Section 1 of the Purchase Agreement under the heading "Closing", to read as follows:

          (c) Notwithstanding anything else contained in this Agreement, the obligation of Three Arch Bay Health Sciences Fund ("Three Arch Bay") to purchase Series K Preferred Stock under its Commitment of $500,000 shall be subject to the following special terms. Irrespective of the date of delivery of the Drawdown Notice, Three Arch Bay may delay its purchase of Series K Preferred Stock hereunder until March 31, 1999. Three Arch Bay agrees to pay to the Company an amount in cash equal to interest on a principal sum of $1,000,000 at the rate of 1% per month, accruing from the date of closing of the sale by the Company of additional Series K Preferred Stock and warrants expected to occur in January of 1999 (under a separate Securities Purchase Agreement), until the earlier of (i) the date on which Three Arch Bay and/or its related investors shall have purchased Series K Preferred Stock (including pursuant to Three Arch Bay's Commitment hereunder) from the Company for an aggregate price of at least $1,000,000 and (ii) March 31, 1999. Such amount shall be payable on the date that it ceases to accrue pursuant to the preceding sentence. If Three Arch Bay purchases Series K Preferred Stock for an aggregate price of less than $1,000,000, the amount payable by Three Arch Bay under this subsection (c) shall continue to accrue on the shortfall until payable as provided above. Any portion of the Commitment of Three Arch Bay that is not satisfied by March 31, 1999 shall lapse and be of no further effect, without any requirement that the Company offer the shares subject thereto to the other Investors pursuant to subsection (a) above. In such event, the Warrants issued to Three Arch Bay shall void and not exercisable to the extent of a number of the common shares subject thereto equal to the product of (i) the portion of the Commitment of Three Arch Bay that remains unsatisfied multiplied by (ii) 290/1500 (rounded upward to the nearest whole share).

     3. This amendment shall become effective as of the date first above written upon the satisfaction of the requirements of Section 5.4(a) of the Purchase Agreement. This Amendment may be executed in counterparts, each of which shall constitute an original, but all of which shall constitute a single instrument. Except as expressly amended hereby, all provisions of the Purchase Agreement shall remain in full force and effect. To the extent that any provision of this Amendment conflicts with the Warrants held by Three Arch Bay, this Amendment shall be deemed to be an amendment to such Warrants to conform such Warrants to the provisions hereof.

     IN WITNESS WHEREOF, this Amendment has been executed by the parties as set forth below.

                                        ACCESS Radiology Corporation

                                        by:
                                           ------------------------------
                                           Name:
                                           Title:


                                        Three Arch Bay Health Sciences Fund

                                        by:
                                           ------------------------------
                                           Name:
                                           Title:

                                        Seaflower BioVenture Fund II, LLC

                                        by:
                                           ------------------------------


                                        J and L Sherblom Family, LLC

                                        by:
                                           ------------------------------


                                        Seaflower Health and Technology Fund,
                                        LLC

                                        by:
                                           ------------------------------